                                                                    Exhibit 10.4
                                                                    ------------

================================================================================



                               COATING AGREEMENT

                           Dated as of July 23, 1999

                                By and Between

                          MSC WALBRIDGE COATINGS INC.

                                      and

                              WALBRIDGE COATINGS,
                            AN ILLINOIS PARTNERSHIP



================================================================================

                               TABLE OF CONTENTS

                                                                         Page
                                   ARTICLE I
                                 Definitions............................   2

                                  ARTICLE II
                      General Terms of Purchase and Sale................   2

                                  ARTICLE III
                          Other Terms and Conditions
3.01.  Title to Steel; Liability for Defective Steel....................   2
3.02.  Reserved Production Time.........................................   3
3.03.  Injuries to Persons..............................................   3
3.04.  Major Loss.......................................................   3
3.05.  Shipping.........................................................   3
3.06.  Warehousing......................................................   3
3.07.  Invoices and Payment.............................................   4

                                  ARTICLE IV
                                  Operations
4.01.  Scheduling of Production Time....................................   4
4.02.  Production Priorities............................................   4

                                   ARTICLE V
                                 Coating Fees
5.01.  Coating Fees.....................................................   7
5.02.  Fixed Fee........................................................   8
5.03.  Scrap Credit.....................................................   9
5.04.  Proportionate Adjustment.........................................   9
5.05.  Cost Disclosure..................................................   9
5.06.  No Minimums......................................................  10

                                  ARTICLE VI
                                  Miscellany
6.01.  Entire Agreement.................................................  10
6.02.  Limitations on Liabilities.......................................  11
6.03.  Amendments.......................................................  11
6.04.  Notices..........................................................  11
6.05.  Headings.........................................................  13
6.06.  Waiver of Default................................................  13
6.07.  Severability.....................................................  13
6.08.  Assignment.......................................................  13
6.09.  Governing Law....................................................  13
6.10.  Execution in Counterparts........................................  13
6.11.  Confidentiality..................................................  14
6.12.  Third Party Beneficiaries........................................  14
6.13.  Dealings with MSCWC..............................................  14

EXHIBIT 1: Standard Terms and Conditions for Sales of EG Services by the Partnership (the "Seller") to the Purchaser (the "Buyer")

EXHIBIT 2: Standard Terms and Conditions for Sales of Organic Coating Services by the Partnership (the "Seller") to the Purchaser (the "Buyer")

ANNEX I: Barnes Edge Conditioning Equipment Capital Recovery and Surcharge Agreement

ANNEX II:     Billing Policy for Electric Buy-Through Rates

APPENDIX A:   Definitions of Terms and Phrases

                               COATING AGREEMENT


          THIS COATING AGREEMENT (this "Agreement"), dated as of this 23rd day of July, 1999, by and between MSC WALBRIDGE COATINGS INC., a Delaware corporation, having a place of business at 2200 Pratt Boulevard, Elk Grove Village, Illinois 60007 ("MSCWC" or the "Purchaser") and WALBRIDGE COATINGS, AN ILLINOIS PARTNERSHIP, having a place of business at 30610 East Broadway, Walbridge, Ohio 43465 (the "Partnership"),

                             W I T N E S S E T H :

          WHEREAS the Partnership was formed under the laws of Illinois for the purpose, among others, of owning (or leasing) and operating a facility designed to coat sheet metal with electrogalvanized zinc, zinc alloy or other coatings; and

          WHEREAS, pursuant to the Initial Transfer Agreement and the 1998 Transfer Agreement, EGL Steel purchased Inland EG's entire Partner's Interest in the Partnership so that, after giving effect to such purchase, EGL Steel had a 50% Financial Interest and a 50% Voting Interest in the Partnership; and

          WHEREAS, pursuant to the Purchase Agreement, LTV-W is purchasing a portion of EGL Steel's Partner's Interest so that, after giving effect to such purchase, LTV-W shall have a 16.5% Financial Interest and a 16.5% Voting Interest in the Partnership and EGL Steel shall have a 33.5% Financial Interest and a 33.5% Voting Interest in the Partnership; and

          WHEREAS, on the date hereof, EGL Steel, LTV-W and MSCWC are entering into the Partnership Agreement; and

          WHEREAS, the Partnership Agreement provides, in part, that: (a) the EG Facility will be primarily dedicated to the electrogalvanizing of coiled sheet steel for the Primary Purchasers, while developing new products and markets using Organic Coatings in conjunction with EG Services, and (b) the Partnership will provide the highest quality coating service primarily for sale to Primary Purchasers; and

          WHEREAS, Purchaser and the Partnership desire to enter into this Coating Agreement to provide for the purchase by Purchaser of various coating services from the Partnership on the terms and conditions set forth herein, all as contemplated by Section 10.1 of the Partnership Agreement;
                   ------------

          WHEREAS, the Partnership and each of the Primary Purchasers are entering into the other Coating Agreements as of the date hereof relating to certain coating services for Bethlehem and LTV Steel, respectively, at the EG Facility and the Partnership and Ispat Inland have previously entered into the

Inland Tolling Agreement providing for certain pure zinc EG Services for Ispat Inland at the EG Facility.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Purchaser and the Partnership do hereby agree as follows:

                                   ARTICLE I
                                  Definitions
                                  -----------

          Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix A (which is attached hereto and incorporated herein by reference), such definitions to be equally applicable to both the singular and the plural forms of the terms defined.

                                  ARTICLE II
                      General Terms of Purchase and Sale
                      ----------------------------------

          Except as otherwise expressly provided in this Agreement, Purchaser will purchase from the Partnership, and the Partnership will sell to Purchaser, coating services in accordance with the terms and conditions set forth in Exhibits 1 or 2 hereto, whichever is applicable, as amended from time to time by
---------------
agreement between the Partnership and Purchaser. The term of this Agreement shall be for a period commencing on the date hereof and ending at the end of the Term (including renewals), unless this Agreement is earlier terminated or is extended to a later date by mutual agreement of the parties hereto.

                                  ARTICLE III
                          Other Terms and Conditions
                          --------------------------

          SECTION  3.01.  Title to Steel; Liability for Defective Steel.
                          ---------------------------------------------
Purchaser or an Affiliate thereof shall, at all times, retain title to all sheet metal being processed for it at the EG Facility; provided, however, that
                                                 --------  -------
Bethlehem and LTV Steel shall each have the right to quote on selling such substrate to the Purchaser and to match the last offer received by the Purchaser for such substrate based on total economics, service and quality. Purchaser shall indemnify and hold harmless the Partnership, the Operator and its Affiliates from and against any and all customer claims (net of insurance and other recoveries) to the extent resulting from Purchaser supplying defective or faulty metal substrate for coating at the EG Facility, and Purchaser shall not assert any such claim against the Partnership, the Operator or its Affiliates.

          SECTION  3.02.  Reserved Production Time.  Purchaser shall be entitled
                          ------------------------
to certain priority rights during each month to available Production Time for EG Services and Other Services at the EG Facility, all in accordance with the terms and conditions set forth in Article IV of this Agreement.
                            ----------

          SECTION  3.03.  Injuries to Persons.  Purchaser shall be responsible
                          -------------------
for and shall indemnify and hold harmless the Partnership, all Partners and their respective Affiliates from and against any and all damages, liabilities, losses, expenses and costs, including reasonable attorneys' fees, incurred by any of them as a result of injuries to persons at the EG Facility caused by the gross negligence or willful misconduct of Purchaser or its Affiliates; provided
                                                                       --------
that if at any time the Partnership determines not to obtain the insurance specified in Section 3.08(a)(iii) of the Operating Agreement with respect to
             --------------------
injuries caused by the negligence of Purchaser and its Affiliates, then the indemnification set forth in this Section 3.03 shall be deemed to apply to injuries caused by such negligence during any period when such insurance is not in force.

          SECTION  3.04.  Major Loss.  If, after the occurrence of a Major Loss,
                          ----------
Section 3.10(c) of the Operating Agreement is applicable, Purchaser and the
---------------
Partnership shall amend this Agreement to take into account the repairs made pursuant to such Section 3.10(c) and their effects on the provisions of this
                 --------------
Agreement. Such amendments shall be commercially reasonable as between the Partnership and Purchaser.

          SECTION  3.05.  Shipping.  (a)  Purchaser shall be responsible for
                          --------
arranging all of its shipments of sheet metal to the EG Facility and all such shipments shall be at the risk and expense of Purchaser.

          (b) The Partnership shall arrange shipments of Purchaser's finished product from the EG Facility from shipping alternatives provided by Purchaser; provided that all of such shipments shall be made at the risk and at the expense
--------
of Purchaser.

          (c) The Partnership shall provide cooperation and assistance in scheduling shipments of metal substrate from the EG Facility and shall provide dockside assistance in receiving, handling and shipping materials at the EG Facility.

          SECTION  3.06.  Warehousing.  Purchaser shall ship to the EG Facility
                          -----------
sheet metal as it reasonably anticipates purchasing coating services. The Partnership shall warehouse and provide customary protection at the EG Facility for metal substrate and finished product of Purchaser stored at the EG

Facility, subject to the terms and conditions set forth in Exhibits 1 or 2,
                                                           ---------------
whichever is applicable, in accordance with the standards of MSCWC at the EG Facility on the date hereof.

          SECTION  3.07.  Invoices and Payment.  Except in cases in which
                          --------------------
payment is otherwise expressly provided herein, the Partnership shall issue invoices for the Coating Fees payable pursuant to Article V from time to time on
                                                  ---------
the date that the relevant coating service is rendered and Purchaser shall pay the total amount of each such invoice to the Partnership within thirty days after the date of such invoice. Except as provided in this Agreement, including
Section 3.01, and Exhibits 1 or 2 hereto, whichever is applicable, Purchaser
------------      ---------------
shall not, at any time, be obligated to pay the Partnership any Coating Fee under Section 5.01 hereof with respect to EG Services or Other Services rendered
      ------------
by the Partnership which result in a product that is not Commercially Saleable.

                                  ARTICLE IV
                                  Operations
                                  ----------

          SECTION  4.01.  Scheduling of Production Time. (a)  On or before the
                          -----------------------------
15th day of each calendar month, commencing on October 15, 1999, Purchaser shall deliver to the Partnership and to the Primary Purchasers a binding notice ("Production Forecast") of the number of hours of Production Time which at the then current rates of production of the EG Facility will be required for the Partnership to perform the EG Services and Other Services (stated separately) for Purchaser during the third succeeding calendar month (the "Forecast Period"). Subject to the availability of Production Time, each such Production Forecast shall constitute a "Firm Order" under this Article IV with respect to
                                                    ----------
the numbers of hours of Production Time stated in the Production Forecast for the Forecast Period.

          (b) Purchaser shall order EG Services and Other Services in a reasonably level manner so that excessive productivity demands will not be placed on Operator's operation of the EG Facility during any unit of time.

          SECTION  4.02.  Production Priorities.  (a)  In scheduling available
                          ---------------------
Production Time for EG Services during each month, the Partnership shall give priority equal to that of Bethlehem to purchase orders of Purchaser for EG Services and Other Services up to the amount of Production Time for EG Services and Other Services set forth in the timely Firm Order of Purchaser for such month; provided that (i) Purchaser's right of priority for EG Services and Other
       --------
Services shall be limited to *** Standard Tons in calendar year 2000 and *** Standard Tons in each of the calendar years 2001 through 2004 for the production of MSC Laminate and Composite(R) products or non-automotive products, with a preference toward using Organic Coatings over pure zinc or ZnNi coatings (the "MSCWC Priority Tons"), subject to Section 7.07 of the Partnership Agreement,
                                   ------------
and (ii) Purchaser shall have a right of first refusal for additional EG Services and Other Services for any available Production Time which either of the Primary Purchasers or Ispat Inland has the right to reserve under their respective Coating Agreements or the Inland Tolling Agreement, as the case may be, but which the Partnership notifies Purchaser has not been so reserved; provided, however, that if a Primary Purchaser desires to exercise a similar
--------  -------
right of first refusal with respect to such available Production Time under its Coating Agreement, such available Production Time shall be shared as Purchaser and such Primary Purchaser, as the case may be, shall agree or, in the absence of such agreement, (A) Purchaser and the Primary Purchaser exercising such right of first refusal (the "Exercising Primary Purchaser") shall share in accordance with their relative rights to Production Time at the time any such available Production Time of (x) the Primary Purchaser that did not reserve its Production Time, and (y) if the Exercising Primary Purchaser is LTV Steel, such available Production Time of Ispat Inland and (B) if the Exercising Primary Purchaser is Bethlehem, the Exercising Primary Purchaser shall have priority to any such available Production Time of Ispat Inland. The foregoing rights of first refusal shall be exercisable by Purchaser by giving notice to the Partnership not more than five days after receipt of such notice from the Partnership. Each such right of first refusal shall expire upon the expiration of such five-day period. Purchaser acknowledges that the Bethlehem Coating Agreement and the LTV Steel Coating Agreement contain a priority right for the benefit of the Primary Purchasers with respect to all of the available Production Time that is not reserved to Purchaser pursuant to the proviso of the first sentence of this
Section 4.02, and the Bethlehem Coating Agreement and the LTV Steel Coating
------------
Agreement contain rights of first refusal with respect to Production Time that Purchaser has the right to reserve under this Coating Agreement if Purchaser should fail to reserve it.

          (b) In giving effect to the above priorities, however, the Partnership may make such adjustments from time to time as are reasonably necessary or advisable to achieve economic and efficient order sizes, to make efficient use of available metal substrate and raw materials needed for such production and otherwise to maximize efficiency and levels of production.

          (c) If Purchaser shall fail to deliver its Production Forecast by the date specified in Section 4.01(a) of this Coating Agreement, the Partnership
                  ---------------
shall attempt to contact the appropriate personnel at Purchaser to obtain such Production

Forecast, but if in the Partnership's judgment such Production Forecast is not received within a reasonable time thereafter, (i) the priority set forth in
Section 4.02(a) for Purchaser shall not be in effect for the Forecast Period
---------------
involved and (ii) the rights of first refusal of Bethlehem and LTV Steel provided in Section 4.02(a) of their respective Coating Agreements shall be in
            ---------------
effect for such Forecast Period.

          (d) Notwithstanding the foregoing, if the General Manager of the Operating Partner causes the Partnership to sell electrogalvanizing, coating and associated services to parties other than the Primary Purchasers, Ispat Inland or the Purchaser during any Forecast Period in accordance with guidelines established from time to time by the Management Committee and Section 10.04 of
                                                              -------------
the Partnership Agreement, the Partnership shall give priority to orders for such sales equal to Purchaser's rights to priority under this Section 4.02 and
                                                              ------------
the Primary Purchasers' rights to priority under Section 4.02 of the other
                                                 ------------
Coating Agreements, but only to the extent necessary to permit the filling of such orders; provided, however, that to the extent that Production Time is
             --------  -------
committed by the Partnership for sales to outside parties for a period of time greater than six months, which shall require the consent of all Partners, the Production Time required for such sales shall have the same priority as the rights to production time of Purchaser and the Primary Purchasers during the term of such commitment.

          (e) On the same terms as provided herein, MSCWC and its Affiliates shall also be entitled to solicit sales of MSC Laminates and Composites(R) products and non-automotive products in excess of the MSCWC Priority Tons and, on a toll-coating basis, sales of other products from outside parties, in each case subject to the availability of Production Time; such sales shall have priority to Production Time equal to that of Bethlehem or LTV Steel (a) to the extent that Bethlehem or LTV Steel fails to reserve such Production Time in accordance with Section 4.02(a) of the applicable Coating Agreement (including
                ---------------
the rights of first refusal of Bethlehem and LTV Steel provided therein) or (b) to the extent that such priority is given in accordance with Section 4.02(d) of
                                                             ---------------
the applicable Coating Agreement.

          (f) The Partnership shall cause Operator to furnish to Purchaser a copy of each Production Schedule established by Operator in accordance with
Section 4.01 of the Operating Agreement not less than the fifth day before the
------------
beginning of each Forecast Period.

                                   ARTICLE V
                                 Coating Fees
                                 ------------

          SECTION  5.01.  Coating Fees.  In consideration of the services to be
                          ------------
rendered to Purchaser and its other benefits under this Agreement, and subject to Section 7.07 of the Partnership Agreement, Purchaser agrees to pay the
   ------------
following fees to the Partnership:

          (a) For each Standard Ton of pure zinc electroplating produced, the Purchaser shall pay a Coating Fee equal to (i) *** for MSC Laminate and Composites(R) products and (ii) *** for non-automotive products. Such fees may be adjusted for changes in the cost of zinc or electricity (i.e., the twelve month average variable kilowatt hour cost per Standard Ton) since July 1, 1998, pursuant to the same procedure as is provided for Ispat Inland in Section 4.2 of
                                                                  -----------
the Inland Tolling Agreement.

          (b) For each Standard Ton of ZnNi electroplating produced, the Purchaser shall pay a Coating Fee equal to (i) *** for MSC Laminate and Composites(R) products and (ii) *** for non-automotive products. Such fees may be adjusted for changes in the cost of zinc, nickel or electricity (i.e., the twelve month average variable kilowatt hour cost per Standard Ton) since July 1, 1998, pursuant to the procedure provided in Section 4.2 of the Inland Tolling
                                            -----------
Agreement (using a price for nickel equal to the 3-month forward quotation for nickel determined by the London Metal Exchange and published in The Wall Street Journal).

          (c) For each transition from pure zinc production to ZnNi production and back to pure zinc production, the Partnership shall charge the Purchaser an additional Coating Fee (subject to the last sentence of this paragraph) equal to the product of (a) 750 (the agreed number of Tons of Reference Strip that could have been produced at standard utilization rates and at Design Capacity during the transition time) times (b) *** (equal to the transition fee per Ton of Reference Strip in effect immediately prior to July 1, 1998, which shall be applicable during the entire term of this Agreement, subject to adjustment only for certain changes in the cost of electricity since July 1, 1998 under the same procedure provided for Ispat Inland under Section 4.2 of the Inland Tolling
                                          -----------
Agreement). Such additional Coating Fee shall be prorated among the Primary Purchasers and MSCWC in accordance with the number of Tons of Reference Strip produced for each of them during the particular ZnNi production run.

          (d) The Coating Fee for any other items (such as special packaging supplies) furnished by the Partnership shall be the same as the Partnership's cost for such items.

          (e) The Coating Fee for any Organic Coating shall be the same as the Operator's Fees for such services and shall be determined by negotiations between (i) the Purchaser and (ii) EGL Steel and LTV-W, acting for the Partnership, to yield a *** profit to the Operator (i.e., Coating Fees = Operator's total costs ***). Any such negotiated Coating Fees shall be subject to review from time to time to reflect increases or decreases in costs.

          (f) The Purchaser's Coating Fee for base slitting services shall be *** per Ton processed, for critical inspection processing shall be *** per Ton inspected and for VW-type packaging shall be *** per Ton packaged. The provisions of the agreements for the Barnes edge conditioning equipment (as set forth in Annex I hereto) and electric buy-through rates (as set forth in Annex
         -------                                                         -----
II hereto).  The Purchaser's Coating Fee for mode changes shall be *** per hour
--
of downtime, plus the cost of any lead strip furnished by the Partnership, subject to a minimum charge for each mode change of *** (for 15 minutes).

          (g) For warehousing finished steel coils more than 90 days after completion of coating services, the Purchaser shall pay a Coating Fee equal to *** per Ton stored per calendar month or fraction of a calendar month after such 90-day period.

          SECTION  5.02.  Fixed Fee.  (a)  The Purchaser shall pay to the
                          ---------
Partnership each month, commencing in February, 2000 and ending in January, 2005, an additional Coating Fee equal to a portion of the Partnership's estimated fixed costs for real estate taxes, personal property taxes, Insurance Costs, rent and fixed electricity (the "Allocated Fixed Costs"), during the immediately preceding month. The portion of the Allocated Fixed Costs to be paid by Purchaser each month shall equal (i) with respect to the payment due in each month from February, 2000 to January, 2001, both inclusive, each payment relating to the immediately preceding month, an amount equal to the product of one-twelfth of the estimated total Allocated Fixed Costs for the then current Fiscal Year times *** (i.e., ***); and (ii) with respect to the payment due in each month from February, 2001 to January, 2005, both inclusive, each payment relating to the immediately preceding month, an amount equal to the product of one-twelfth of the estimated total Allocated Fixed Costs for the then current Fiscal Year times *** (i.e., ***); provided, however, that this sentence shall
                                   --------  -------
be subject to Section 7.07 of the Partnership Agreement.
              ------------

          (b) The Partnership shall forward to Purchaser a copy of each invoice or other statement for Allocated Fixed Costs within 15 days after the Partnership's receipt thereof. Within 90 days after the end of each Fiscal Year, the Partnership shall reconcile the estimated total annual Allocated Fixed Costs used to calculate Purchaser's payments for such Fiscal Year pursuant to Section 5.02(a) hereof to
                                                      ---------------
the actual Allocated Fixed Costs incurred by the Partnership during such Fiscal Year and give credit to Purchaser for any excess of Purchaser's total amount paid under this Section 5.02 for such Fiscal Year over the total reconciled
                ------------
amount receivable from Purchaser under this Section 5.02 for such Fiscal Year or
                                            ------------
charge Purchaser for any excess of such total reconciled amount receivable for such Fiscal Year over such total amount paid for such Fiscal Year.

          SECTION  5.03.  Scrap Credit.  The Partnership is hereby authorized to
                          ------------
sell all scrap metal generated by the Partnership's performance of EG Services or Other Services for Purchaser under this Agreement and to retain all proceeds of such sales; provided, however, that the Partnership shall issue monthly scrap credits equal to (a) the product of (i) the actual weight of scrap generated by such performance during the particular month times (ii) the price for #1 dealer bundles (low side) as quoted in Iron Age's "New Steel" magazine for such month for Detroit, less (b) a *** per Ton handling fee, plus (c) *** of any excess of the proceeds of the sale of such scrap over the product of (i) the actual weight of scrap generated by such performance during the particular month times (ii) the price for #1 dealer bundles (low side) as quoted in Iron Age's "New Steel" magazine for such month for Detroit.

          SECTION  5.04.  Proportionate Adjustment.  In each case under this
                          ------------------------
Article V in which a Coating Fee is specified per "Standard Ton," (a) the
---------
Coating Fees for services to produce Reference Strip shall be calculated by multiplying the specified amount of Coating Fees times the actual number of Tons of product produced, and (b) the Coating Fees for services to produce any EG Product other than Reference Strip shall be calculated by multiplying the specified amount of Coating Fees times the product of the actual number of Tons of product produced times the Standard Ton Factor for such EG Product.

          SECTION  5.05.  Cost Disclosure.  (a) Purchaser represents and
                          ---------------
warrants that as of the date hereof, neither Purchaser nor any of its Affiliates is entitled to receive any discount, rebate, refund or other similar payment or credit from the Partnership or the Operator or any of Operator's Affiliates other than as provided in this Coating Agreement or in the Operating Agreement.

          (b) Purchaser covenants that during the term of this Coating Agreement, neither Purchaser nor any of its Affiliates shall accept any discount, rebate, refund or other similar payment or credit from the Partnership or the Operator or any of

Operator's Affiliates with respect to services rendered to such Purchaser by the Partnership, other than as provided for herein, unless Purchaser shall promptly disclose such discount, rebate, refund or other similar payment or credit to the Primary Purchasers.

          SECTION  5.06.  No Minimums.  The Partnership acknowledges that
                          -----------
Purchaser assumes no obligation to order any minimum amounts of EG Services or Other Services.

                                  ARTICLE VI
                                  Miscellany
                                  ----------

          SECTION  6.01.  Entire Agreement. (a) This Agreement, the other
                          ----------------
Definitive Agreements referred to herein or executed contemporaneously herewith and the Purchase Agreement supersede all prior oral and written agreements and understandings of the parties hereto with respect to the transactions contemplated hereby, including but not limited to the Original Coating Agreement and the 1998 Extension Agreement, and the parties shall look only to this Agreement, such other Definitive Agreements and the Purchase Agreement for the rights and obligations of the parties with respect to each other in relation to the subject matter hereof; provided, however, that nothing herein shall
                           --------  -------
supersede any agreements or understandings heretofore set forth in the minutes of proceedings of the Management Committee that are not superseded in effect by this Agreement, such other Definitive Agreements or the Purchase Agreement; and provided, further, that no such agreements or understandings heretofore set
--------  -------
forth in the minutes of proceedings of the Management Committee shall be applicable to or binding on LTV-W or its Affiliates.

          (b) Purchaser covenants that during the term of this Coating Agreement, neither Purchaser nor any of its Affiliates will enter into or become a party to any agreement with any Partner or any Affiliate thereof relating to the use of the EG Facility that does not include both Bethlehem and LTV Steel (or their respective Affiliates) as parties, unless such agreement shall be fully disclosed to whichever of them is not also to become a party thereto (for purposes of this Section 6.01(b) the "Excluded Party"), and the Excluded Party
                 ---------------
shall have a reasonable amount of time to review such agreement before it becomes effective. If such agreement could reasonably be expected to have an adverse impact on the Excluded Party (or any of its Affiliates), the Excluded Party shall have the right to seek relief with respect thereto pursuant to
Article XIV of the Partnership Agreement; provided, however, that this Section
                                          --------  -------            -------
6.01 shall not apply to any agreement for the sale of sheet metal pursuant to
----
the proviso in Section 3.01.
               ------------

          SECTION  6.02.  Limitations on Liabilities.  The liability of the
                          --------------------------
Partnership, Operator, the other Partners and their respective successors and assigns to Purchaser for any loss, damage or injury of any nature or kind resulting from the breach of the Partnership's covenants herein shall not, except as expressly provided herein, include any amounts in respect of indirect or consequential damages or commercial loss, damage or injury, such as loss of profits or production. The liability of Purchaser to the Partnership, Operator, the other Partners and their respective successors and assigns for any loss, damage or injury of any nature or kind resulting from the breach of Purchaser's covenants herein shall not, except as expressly provided herein, include any amounts in respect of indirect or consequential damages or commercial loss, damage or injury, such as loss of profits or production.


          SECTION  6.03.  Amendments.  This Agreement may not be modified or
                          ----------
amended except by written agreement of the parties hereto.

          SECTION  6.04.  Notices.  Any notice, consent, request, report or
                          -------
other document required or permitted under the terms of this Agreement shall be in writing and shall be effective (a) when personally delivered on a business day during normal business hours to the party to be given such notice at the address designated by it for such delivery below or (b) on the business day following the day such notice shall have been sent by telecopier or similar electronic device (providing confirmation of transmission) or by reputable overnight courier (providing proof of delivery) sent to such address, whichever shall first occur. Until otherwise specified by notice, the addresses for such notice shall be:

          (i)  if to Purchaser:

               MSC Walbridge Coatings Inc.
               30610 East Broadway
               Walbridge, Ohio 43465
               Attention:  Group Vice President
                              and General Manager
               Telecopier Number:  (419) 661-5951

         (ii)  if to the Partnership:

               Walbridge Coatings, An Illinois Partnership
               30610 East Broadway
               Walbridge, Ohio 43465
               Attention:  Management Committee
               Telecopier Number:  (419) 661-5951

               (Together with copies to the Partners)

        (iii)  if to the Partners:

          (A)  EGL Steel Inc.
               In care of Bethlehem Steel Corporation
               Room 2036, Martin Tower
               1170 Eighth Avenue
               Bethlehem, Pennsylvania 18016
               Attention:  Mr. David M. Beckwith
                           Vice President
               Telecopier Number:  (215) 694-7086

          (B)  LTV-Walbridge, Inc.
               In care of The LTV Corporation
               200 Public Square
               Cleveland, Ohio 44114
               Attention:  General Counsel
               Telecopier Number:  (216) 622-5688

          (C)  MSC Walbridge Coatings Inc.
               30610 East Broadway
               Walbridge, Ohio 43465
               Attention:  Group Vice President and General
                  Manager
               Telecopier Number:  (419) 661-5951

               with a copy to:

               Material Sciences Corporation
               2200 Pratt Boulevard
               Elk Grove Village, Illinois 60007
               Attention:  Chief Financial Officer
               Telecopier Number: (847) 718-8643

provided, however, that any entity listed above may change the address to which
--------  -------
notices and other communications to it shall be sent by giving to the other entities listed above written notice of such change, in which case notices and other communications to the entity giving the notice of the change of address shall not be deemed to have been sufficiently given or delivered unless addressed to it at the new address as stated in said notice;

provided further, that notices and other communications to the Partnership shall
----------------
not be deemed to have been sufficiently given or delivered unless and until a copy thereof shall be given or delivered as above provided to each of the Partners.

          SECTION  6.05.  Headings.  The headings of the Articles, Sections and
                          --------
Exhibits of this Agreement are for the convenience of reference only and shall not be construed to be part of this Agreement.

          SECTION  6.06.  Waiver of Default.  Any waiver at any time by any
                          -----------------
party hereto of its rights under this Agreement shall not constitute a waiver of any other default hereunder. No delay or omission by any party to exercise any right or power accruing upon a default hereunder shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein.

          SECTION  6.07.  Severability.  In case any one or more of the
                          ------------
provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause performance of the remaining obligations to be unreasonable, in which case the parties hereto shall negotiate in good faith to amend this Agreement and the other Definitive Agreements to take into account such material change in a manner that is fair and equitable to all parties hereto and to achieve the purposes of Section 2.1 of the Operating Agreement.
            -----------

          SECTION  6.08.  Assignment.  Except as otherwise provided in the
                          ----------
Partnership Agreement, no party hereto shall assign this Agreement or any of its rights or obligations hereunder except with the consent of the other party and upon the express assumption by the assignee of the obligations of such party hereunder.

          SECTION  6.09.  Governing Law.  This Agreement shall be governed by
                          -------------
the laws of the State of Illinois.

          SECTION  6.10.  Execution in Counterparts.  This Agreement may be
                          -------------------------
executed in one or more counterparts, each of which shall be deemed an original, and shall become a binding agreement when each of the parties hereto shall have executed and delivered a counterpart of this Agreement to the other party.

          SECTION  6.11.  Confidentiality.  The parties acknowledge that this
                          ---------------
Agreement contains confidential information regarding the operation of the Partnership. Except as required by law, including applicable securities laws, or otherwise agreed to by the parties hereto, the parties agree to maintain the contents of this Agreement confidential in accordance with Article XVI of the
                                                           -----------
Partnership Agreement.

          SECTION  6.12.  Third Party Beneficiaries.  Each of the Partners of
                          -------------------------
the Partnership, including the Operator, shall be an express third party beneficiary of this Agreement and entitled to enforce the rights of the Partnership hereunder.

          SECTION  6.13.  Dealings with MSCWC.  All dealings between MSCWC as
                          -------------------
the Operator under the Operating Agreement and MSCWC as the Purchaser under this Coating Agreement shall be in accordance with the terms of the Operating Agreement and this Coating Agreement or otherwise on arm's length terms.

          IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed and delivered as of the date first above written.

                              MSC WALBRIDGE COATINGS INC.


                              By:__________________________________________
                                  Name:  James J. Waclawik, Sr.
                                  Title: Vice President, Chief
                                         Financial Officer
                                         and Secretary


                              WALBRIDGE COATINGS, AN ILLINOIS PARTNERSHIP

                              By:   MSC WALBRIDGE COATINGS
                                    INC., General Partner


                                 By:_______________________________________
                                    Name:  James J. Waclawik, Sr.
                                    Title: Vice President, Chief
                                           Financial Officer
                                           and Secretary


                              By:   EGL STEEL INC.,
                                    General Partner


                                    By:____________________________________
                                       Name:
                                       Title:


                              By:   LTV-WALBRIDGE, INC.,
                                    General Partner


                                    By:____________________________________
                                       Name:
                                       Title:

                                    ANNEX 1

                  Barnes Edge Conditioning Equipment Capital
                       Recovery and Surcharge Agreement

                                   ANNEX II

                 Billing Policy for Electric Buy-Through Rates

                                  APPENDIX A

                                    TO THE

                               PARENT AGREEMENT,

                            PARTNERSHIP AGREEMENT,

                            OPERATING AGREEMENT and

                              COATING AGREEMENTS


                       Definitions of Terms and Phrases
                       --------------------------------


   The following terms and phrases shall have the following definitions when capitalized in each of the Parent Agreement, the Partnership Agreement, the Operating Agreement, and the Coating Agreements unless the context shall otherwise require:

      "Affiliate" shall mean, with respect to any specified person, a person (as defined in Section 2(2) of the Securities Act of 1933, as amended) that directly, or indirectly through one or more intermediaries, Controls or in Controlled By, or is Under Common Control With, the person specified.

      "Allocated Fixed Costs" shall have the meaning set forth in Section 5.02
                                                                  ------------
of the Coating Agreements.

      "Appraised Partnership Interest Dissolution Value" shall have the meaning set forth in Section 15.06 of the Partnership Agreement.
             -------------

      "Bethlehem" shall mean Bethlehem Steel Corporation, a Delaware corporation.

      "Bethlehem Coating Agreement" shall mean that certain Amended and Restated Coating Agreement dated as of July 23, 1999 by and between the Partnership and Bethlehem as amended from time to time in accordance with its terms.

      "Coating Agreement" shall mean: (a) individually, the Bethlehem Coating Agreement, the LTV Steel Coating Agreement or the MSCWC Coating Agreement, as amended from time to time in accordance with the terms thereof, and (b) collectively, all of such agreements.

      "Coating Fee" shall mean the various fees charged by the Partnership for performing coating services pursuant to the Coating Agreements.

      "Coating Weight" shall mean the amount of zinc ordered to be applied by the EG process to the steel substrate, expressed in grams per square meter of coated substrate surface area.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Commercially Saleable" shall mean with respect to coating services such coated sheet metal as is capable of being marketed and sold as a prime product (satisfying the Coating Weight and other specifications ordered) at the then current market price for such prime product.

      "Control" (including the terms "Controlling," "Controlled By" and "Under Common Control With") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person (as defined in Section 2(2) of the Securities Act of 1933, as amended),
                      ------------
whether through the ownership of voting securities, by contract, or otherwise.

      "Definitive Agreements" shall mean the Parent Agreement, the Partnership Agreement, the Operating Agreement and the Coating Agreements.

      "Design Capacity" shall mean the capacity of the EG Facility to produce *** Tons, net of all Yield Loss, of Reference Strip annually, subject to adjustment pursuant to Section 5.03 of the Operating Agreement, and with respect
                       ------------
to any other unit of time shall mean the pro rata amount based on such annual rate.

      "EG" shall mean electroplating, which is the process of applying zinc or alloy coatings to sheet steel by an electrolytic plating process.

      "EG Facility" shall mean the entire coil coating facility located at 30610 East Broadway, Walbridge, Ohio 43465, together with all fixtures, furnishings, machinery, equipment and improvements located at such facility.

      "EGL Steel" shall mean EGL Steel, Inc., a Delaware corporation.

      "EG Product" shall mean electroplated steel coils produced at the EG Facility.

      "EG Services" shall mean all services rendered in connection with the production of EG Product.

      "Financial Interest" shall mean, with respect to any Partner, such Partner's percentage financial interest in the Partnership as set forth opposite the Partner's name indicated below:

Partner                                 Financial Interest
-----------                             ------------------

EGL Steel                                      33.5%
LTV-W                                          16.5%
MSCWC                                          50.0%

      "Firm Order" shall mean an order placed by a Primary Purchaser or by MSCWC for coating services pursuant to Section 4.01(a) of the relevant Coating
                                 ---------------
Agreement.

      "Fiscal Quarter" shall mean each of the periods of three calendar months ended on the last day of May, August, November and February of each Fiscal Year.

      "Fiscal Year" shall mean the period commencing on the first day of March of each calendar year and ending on the last day of February of the next successive calendar year.

      "Force Majeure" shall mean any cause or causes beyond the control of, and without fault or negligence of, the entity asserting a claim of Force Majeure, including but not limited to any acts of God, strikes, lockouts or other labor disputes or industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, tornadoes, other storms, floods, washouts or other acts of nature, civil disturbances, explosions, temporary or permanent failure of electrical supply, acts, directives or binding orders of any court or governmental authority or persons purporting to act therefor and such orders or regulations of governmental bodies or agencies asserting jurisdiction as would materially inhibit or prohibit the entity from performing under the Definitive Agreements or would require such entity to accept a condition reasonably unacceptable to it, so long as such occurred without the fault or negligence of such entity.

      "Forecast Period" shall have the meaning set forth in Section 4.01 of the
                                                            ------------
Coating Agreements.

      "Guarantor" shall mean: (a) with respect to EGL Steel, Bethlehem; (b) with respect to LTV-W and LTV Steel, LTV; (c) with respect to MSCWC, MSCPFM and MSC; and (d) with respect to MSCPFM, MSC.

      "Initial Transfer Agreement" shall mean the Transfer Agreement dated as of May 29, 1991, among Ispat Inland, Inland, Inland EG, Bethlehem and EGL Steel, as amended April 23, 1992 and June 5, 1992.

      "Inland" shall mean Inland Steel Company, a Delaware corporation (which has been merged into Ispat Inland).

      "Inland EG" shall mean Inland Steel Electrogalvanizing Corporation, a Delaware corporation.

      "Inland Option Tons" shall mean the coating services which Ispat Inland may require the Partnership to perform pursuant to Section 3.2 of the Inland
                                                   -----------
Tolling Agreement.

      "Inland Tolling Agreement" shall mean that certain Tolling Agreement dated as of June 30, 1998 entered into by and between Ispat Inland (as successor to Inland) and the Partnership.

      "Insurance Costs" shall mean all costs of the insurance coverages required to be maintained pursuant to Section 3.08 of the Operating Agreement or
                             ------------
otherwise maintained with the approval of the Partnership, including premiums, the cost of maintaining any records required by such insurance coverages, and the amount of any casualty losses incurred which are not reimbursed under such insurance coverages due to deductible or co-insurance requirements. Insurance Costs shall also include the costs of any self-insurance program approved by the Partnership for the EG Facility or its operations, including all costs associated with administering such program as well as all losses incurred thereunder.

      "Intellectual Property" shall have the meaning given to such term in
Section 3.01(g) of the Parent Agreement.
---------------

      "Ispat Inland" shall mean Ispat Inland Inc., a Delaware corporation (formerly known as Inland Steel Industries, Inc.).

      "LTV" shall mean The LTV Corporation, a Delaware corporation.

      "LTV Steel" shall mean LTV Steel Company, Inc., a New Jersey corporation and a wholly-owned subsidiary of LTV.

      "LTV Steel Coating Agreement" shall mean that certain Coating Agreement dated as of July 23, 1999 by and between the Partnership and LTV Steel, as amended from time to time in accordance with its terms.

      "LTV-W" shall mean LTV-Walbridge, Inc., a Delaware corporation and a wholly-owned subsidiary of LTV Steel.

      "Major Loss" shall mean substantial damage or destruction by fire or other casualty of the EG Facility or any portion thereof, or the taking, requisitioning or sale of the use, occupancy or title to the EG Facility or any substantial portion thereof in, by or on account of any actual or threatened eminent domain proceeding or other action by any person or entity having the power of eminent domain.

      "Management Committee" shall mean the management committee of the Partnership established by Article VIII of the Partnership Agreement.
                           ------------

      "MSC" shall mean Material Sciences Corporation, a Delaware corporation.

      "MSCPFM" shall mean MSC Pre Finish Metals Inc., an Illinois corporation (formerly known as Pre Finish Metals Incorporated) and a wholly-owned subsidiary of MSC.

      "MSCPFM Lease" shall mean that certain lease dated as of December 1, 1980 by and between MSCPFM and Corporate Property Associates/Corporate Property Associates 2, as amended.

      "MSCWC" shall mean MSC Walbridge Coatings Inc., a Delaware corporation (formerly known as Pre Finish Metals (EG) Incorporated) and a wholly-owned subsidiary of MSCPFM.

      "MSCWC Coating Agreement" shall mean that certain Coating Agreement dated as of July 23, 1999 by and between the Partnership and MSCWC, as amended from time to time in accordance with its terms.

      "Net Fair Market Value" shall mean the following:

      (a) In the case of a Partner's Interest, the fair market value of the assets and interests being valued, less any liabilities associated therewith (determined in accordance with generally accepted accounting principles), on a going concern basis and assuming a willing buyer and a willing seller, neither of whom is under any compulsion to buy or sell and each of whom has equal access to all pertinent facts, all as determined by appraisal under Section 13.05 of the
                                                         -------------
   Partnership Agreement, or

      (b) In the case of the EG Facility, the fair market value of the assets thereof, less any liabilities associated therewith (determined in accordance with generally accepted accounting principles) which are assumed by the purchaser in accordance with the governing instruments thereof or with the consent of the persons or entities to whom the obligation is owed, on a going concern basis and assuming a willing buyer and a willing seller, neither of whom is under any compulsion to buy or sell and each of whom has equal access to all pertinent facts, all as determined by appraisal under Section 15.04 of
                                                                -------------
   the Partnership Agreement.

      "1998 Extension Agreement" shall mean that certain 1998 Extension Agreement dated as of December 31, 1998 entered into by and among EGL Steel, Bethlehem, MSCWC, MSCPFM and MSC.

      "1998 Transfer Agreement" shall mean the Transfer Agreement dated as of June 30, 1998 among Ispat Inland, Inland, Inland EG, Bethlehem and EGL Steel.

      "Operating Agreement" shall mean that certain Amended and Restated Operating Agreement dated as of July 23, 1999 by and between the Partnership and MSCWC, as amended from time to time in accordance with its terms.

      "Operating Partner" shall mean MSCWC, its successor or assign.

      "Operator" shall mean MSCWC, its successor or assign, as Operating Partner under the Operating Agreement.

      "Operator's Fee" shall mean the various fees charged by Operator for rendering services to the Partnership pursuant to the Operating Agreement.

      "Organic Coating" shall mean any organic (non-metal) coating on sheet metal, including Zincrometal(R).

      "Original Coating Agreement" shall mean that certain Coating Agreement dated as of October 15, 1984 by and between the Partnership and Bethlehem, as amended up to the date immediately prior to the execution and delivery of the Bethlehem Coating Agreement.

      "Original Operating Agreement" shall mean that certain Operating Agreement dated as of October 15, 1984 by and between the Partnership and MSCWC, as amended up to the date immediately prior to the execution and delivery of the Operating Agreement.

      "Original Parent Agreement" shall mean that certain Parent Agreement dated as of October 15, 1984 by and among Bethlehem, Inland, Ispat Inland, MSCPFM and MSC, as amended up to the date immediately prior to the execution and delivery of the Parent Agreement.

      "Original Partnership Agreement" shall mean that certain Partnership Agreement dated as of August 30, 1984 by and among EGL Steel, Inland EG and MSCWC, as amended up to the date immediately prior to the execution and delivery of the Partnership Agreement.

      "Other Services" shall mean all services (including any Organic Coating services) rendered by the Partnership, but excluding EG Services.

      "Parent Agreement" shall mean the Amended and Restated Parent Agreement dated as of July 23, 1999 by and among each of Bethlehem, LTV, MSCPFM and MSC, as amended from time to time in accordance with its terms.

      "Partner" or "Partners" shall mean a general partner or partners of the Partnership and shall include each of EGL Steel, LTV-W and MSCWC and their respective successors and assigns as Partners who become such in a manner consistent with Article XIII of the Partnership Agreement.
                ------------

      "Partner's Account" shall mean, in respect of any Partner, the account maintained for such Partner in accordance with Section 9.03 of the Partnership
                                               ------------
Agreement.

      "Partner's Interest" shall mean, with respect to each Partner, (i) such Partner's general partner interest in the Partnership (including all its advances to, and any other claims against, the Partnership) and (ii) the interest, if any, of such Partner or any Affiliate of such Partner in the Parent Agreement, the Partnership Agreement, the Operating Agreement and the Coating Agreements.

      "Partnership" shall mean Walbridge Coatings, An Illinois Partnership, continued and governed by the Partnership Agreement.

      "Partnership Agreement" shall mean that certain Amended and Restated Partnership Agreement dated as of July 23, 1999 by and among EGL Steel, LTV-W and MSCWC, as amended from time to time in accordance with its terms.

      "Primary Purchaser" shall mean: (a) individually, either of Bethlehem or LTV Steel and (b) collectively, both of them.

      "Prime Commercial Paper" shall mean commercial paper which is rated P-1 by Moody's Investors Services, Inc., or A-1 by Standard and Poor's Corporation, having a remaining term until maturity of not more than one year.

      "Production Forecast" shall mean the forecast described in Section 4.01 of
                                                                 ------------
each Coating Agreement.

      "Production Schedule" shall mean the schedule described in Section 4.01(b)
                                                                 ---------------
of the Operating Agreement.

      "Production Time" shall mean the time, as determined by Operator, available for the production of EG Product or the rendering of Other Services in accordance with the Operating Agreement and the Inland Tolling Agreement during which the EG Facility is not shut down for testing, for transition to ZnNi production or back to pure zinc production, for other scheduled or estimated unscheduled downtime, for maintenance or repairs, for the making of capital improvements, for national holidays, or due to Force Majeure.

      "Purchase Agreement" shall mean the Purchase Agreement dated as of July 23, 1999 among LTV-W, LTV, EGL Steel, Bethlehem, MSCWC and MSC.

      "Purchaser" shall mean (a) with respect to the LTV Steel Coating Agreement, LTV Steel, (b) with respect to the Bethlehem Coating Agreement, Bethlehem and (c) with respect to the MSCWC Coating Agreement, MSCWC.

      "Reference Strip" shall mean a *** wide,***-inch minimum thickness steel coil to which a minimum Coating Weight of *** grams of zinc per square meter has been applied on one side only by the EG process.

      "Reporting Period" shall mean a calendar month.

      "S, G & A Expenses" shall mean all expenses of Operator or its Affiliates for administrative support of the EG Facility and its operations.

      "Standard Capacity" shall mean for any EG Product the product of (a) the Width Capacity for such EG Product times (b) the quotient of the specified thickness of the processed steel substrate divided by *** times (c) the quotient of *** divided by the Coating Weight applied to the processed steel substrate.

      "Standard Costs" shall mean the standard costs developed by the Partnership and the Operating Partner as specified in Section 6.4 of the
                                                      -----------
Original Operating Agreement.

      "Standard Ton Factor" shall mean for any EG Product the quotient of ***, divided by the Standard Capacity for such EG Product. Accordingly, the Standard Ton Factor for Reference Strip shall be one (1).

      "Standard Tons" shall mean a Ton of Reference Strip, subject to Section
                                                                      -------
5.05 of the Operating Agreement and Section 5.04 of the Coating Agreements.
----                                ------------

      "Sublease" shall mean the Sublease dated as of May 30, 1986, as amended, between MSCPFM and the Partnership.

      "Subsidiary" shall mean (i) with respect to Bethlehem, EGL Steel; (ii) with respect to LTV, LTV-W or LTV Steel; (iii) with respect to LTV Steel, LTV-W;
(iv) with respect to MSC, MSCPFM or MSCWC; and (iv) with respect to MSCPFM, MSCWC.

      "Taxes" shall mean all taxes (except income taxes) paid or incurred by Operator in the operation of the EG Facility and of a type in existence as of this date hereof, such taxes to include, but not be limited to, all real estate and personal property taxes and assessments on the EG Facility or the equipment, supplies or inventories contained therein, all sales and use taxes, and all governmental franchises, licenses and permits; provided, however, that if any
                                               --------  -------
other taxes are enacted after the date hereof, such taxes shall also be included in the terms "Taxes" to the extent appropriate to do so in accordance with the provisions of Article II of the Partnership Agreement.
              ----------

      "Technical Representative" shall mean the person designated by Operator and each Partner (other than the Operating Partner) from time to time to represent such party in connection with any of the matters specified as being the responsibility of the Technical Representatives.

      "Term" shall have the meaning set forth in Section 5.01 of the Partnership
                                                 ------------
Agreement.

      "Termination Notice" shall have the meaning set forth in Section 5.01 of
                                                               ------------
the Partnership Agreement.

      "Ton" shall mean an avoirdupois unit of two thousand pounds.

      "Voting Interest" shall mean, with respect to any Partner, such Partner's percentage voting interest in the Partnership as set forth opposite the Partner's name below:

Partner                                  Voting Interest
-------                                  ---------------
EGL Steel                                     33.5%
LTV-W                                         16.5%
MSCWC                                         50.0%

The Voting Interest of any Partner shall be adjusted only to reflect a transfer of its Partner's Interest under the Partnership Agreement in accordance with the provisions of Article XIII thereof.
              ------------

      "Width Capacity" shall mean the theoretical annual capacity in Tons of the EG Facility to produce EG Product having a given width, assuming (1) *** inch specified thickness steel substrate, (2) a Coating Weight of *** grams of pure zinc per square meter of coated substrate surface area (on one side), (3) *** hours per year of Production Time and (4) *** Yield Loss and no defective steel substrate, all as determined in the reasonable judgment of the Technical Representatives.

      "Yield Loss" shall mean steel substrate scrap losses and rejections of EG Product caused by quality failures in the operation of the EG Facility and shall be calculated based on the difference between the weight of the substrate delivered to the EG Facility and the weight of the EG Product shipped from the EG Facility. Such term shall not include losses or rejections caused by any defective steel substrate which (a) is rejected by Operator prior to being processed as being unfit or unsuitable for coating or processing (other than due to improper handling by Operator) or (b) was included in EG Product but was the primary cause for rejection of the EG Product. Responsibility for rejected EG Product shall be determined by agreement of the

Technical Representatives of Operator and the Partner whose Affiliate supplied the steel substrate.

      "Zincrometal(R)" is a registered trademark (United States Registration Number 839,031) for a coated steel previously used extensively for the manufacture of automobiles because of its corrosion resistance properties.

      "ZnNi" shall mean zinc-nickel alloy coatings.